UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2014

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Peachtree Street, NE, Suite 600

Atlanta, GA 30309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (404) 446-2052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2014, the board of directors of Streamline Health Solutions, Inc. (the “Company”) appointed Judith E. Starkey to the board of directors to serve until the Company’s 2015 Annual Meeting of Stockholders or until her successor is duly elected and qualified. Ms. Starkey has not yet been appointed to serve on any committees of the board of directors. Ms. Starkey’s compensation will be consistent with that generally provided to the Company’s other non-employee directors, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 21, 2014.

There is no arrangement or understanding under which Ms. Starkey was appointed other than as described in this report. There are no transactions involving Ms. Starkey requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Starkey is the Founder and former Chairperson of Chamberlin Edmonds & Associates. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this report.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release, dated September 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: October 3, 2014	By:	/s/ Jack W. Kennedy Jr.
Name: Jack W. Kennedy Jr.
Title: Senior Vice President & Chief Legal Counsel

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press release, dated September 29, 2014